Exhibit 10.17

Scott Buchanan

This letter is to document your compensation for the 2024 calendar year, payable in accordance with our standard payroll process at the beginning of March.

You will be paid a $50,000 bonus less applicable taxes and deductions, payable in accordance with our standard payroll process at the beginning of March. This bonus represents 50% of your bonus potential earned for personal performance. The remainder of your bonus will be paid based on company performance assessed when the annual audit is complete.

Your compensation will be changed effective February 12, 2024. Your new compensation is: $335,000 annually.

You are eligible for a bonus based on company performance and individual goals as outlined below.

$100,000

Thank you for your hardwork and dedication this past year. We look forward to your continued success at Bitcoin Depot.

Please note: Your employment with Bitcoin Depot remains, at all times, AT-WILL. This letter is not a contract for employment nor an offer of contract for employment nor is it a promise or guarantee of employment for any specific duration.

Scott Buchanan

COO